EXHIBIT 10.5




                                           LADD FURNITURE, INC.

                                      1995 MANAGEMENT INCENTIVE PLAN

                                             PLAN HIGHLIGHTS

         1.    Incentive  payments   based  on   financial   performance  and
               individual performance as follows:
                     For Corporate Participants

                    (bullet)  achievement of PAT target
                    (bullet) achievement of ROAE target (selected management) (bullet) achievement of individual objectives
                     For Operating Company Participants

                    (bullet)  achievement of PBT targets
                    (bullet) achievement of ROIC targets (presidents only) (bullet) achievement of individual objectives

         2. No incentive payments will be made to any individual if the operating unit to which the individual is assigned does not earn 6.5% return on beginning invested capital (except 6 executives in Barclay and Daystrom under special "turn around" incentive. Incentive payment expense will be accrued in results before calculation of profit.

         3. Total of 237 officers and key managers to participate in the plan (Exhibit I). Maximum incentives range from 10% to 100% of January 1, 1995 base salary. Incentive payments are based on achieving performance criteria established by senior management.

         4. Program includes $50,000 discretionary incentive pool for extraordinary performance by LADD employees not covered by the Management Incentive Plan and a $131,500 special "turn around" incentive for six Barclay and Daystrom executives.

         5. Estimated incentive payout at planned performance levels is $2.7 million.

         6. Incentives earned in 1995 will be paid in cash after completion of annual audit (not later than March 31, 1996).

         7. In the event of a transfer of a participant during the fiscal year to an operating unit other than the unit in which originally a Plan participant, an appropriate adjustment will be made in Incentive Plan eligibility pro rata for the time worked in each unit.

         8. In the event of a promotion of a participant within the same operating unit, an appropriate adjustment will be made in Incentive Plan eligibility pro rata. In the event of a demotion which would place participants in a position substantially different from that in which they were nominated as a participant, an appropriate adjustment may be made as to the amount of incentive payment for which they are eligible as determined by the Compensation Committee of the Board of Directors.

         9. Participants will forfeit all income from plan if employment is terminated prior to January 1, 1996 for any reason other than death, disability or retirement (over 55).

         10. The 1995 Management Incentive Plan only applies to fiscal year 1995.
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